UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2007

Innovo Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

As previously reported on a Current Report on Form 8-K filed on February 7, 2007, on February 6, 2007, Innovo Group Inc. (the "Company"), a Delaware corporation, its wholly owned subsidiary, Joe’s Jeans Inc. ("Joe’s Jeans"), a Delaware corporation, JD Holdings, Inc. ("JD Holdings"), a California corporation, and Joseph Dahan ("Dahan"), the sole stockholder of JD Holdings, entered into a definitive Agreement and Plan of Merger (the "Merger Agreement").

The Company is engaged in the design, development and worldwide marketing of apparel products, primarily, women’s and men’s denim jeans and related casualwear bearing the brand name Joe’s® and operated under its Joe’s Jeans subsidiary.

JD Holdings is a privately held company headquartered in Los Angeles, California. Joseph Dahan, its sole stockholder, is also currently an employee of the Company, serving as president of Joe’s Jeans. In addition, JD Holdings is the successor to JD Design, the entity from whom the Company licenses the Joe’s brand and related trademarks.

The terms of the Merger Agreement have been approved by the Board of Directors of the Company. Under the terms and subject to the conditions set forth in the Merger Agreement, Joe’s Jeans will be merged with and into JD Holdings, with Joe’s Jeans continuing as the surviving entity and continuing to be a wholly owned subsidiary of the Company (the "Merger"). At the effective time of the Merger, the Company will issue 14,000,000 shares of its common stock and make a cash payment of $300,000 to JD Holdings in exchange for all of its outstanding shares. After the Merger, the Company will own all rights, title and interest in all intellectual property, including the trademarks, related to the Joe’s®, Joe’s Jeans™ and JD brand and marks (the "Brand").

The consummation of the Merger is subject to customary closing conditions, including, among others: (i) the receipt of all applicable regulatory, governmental or other approvals and consents required to consummate the Merger; (ii) the adoption and approval of the Merger Agreement and the Merger by the Company’s and JD Holdings’ stockholders; (iii) the absence of any governmental or judicial action prohibiting the Merger; (iv) the approval of the listing of the additional shares to be issued on Nasdaq; (v) the performance of and compliance with all obligations in all material respect by each party; (vi) the execution and delivery of an employment agreement between the parties; and (vii) the execution and delivery of an investor rights agreement between the parties.

The terms of the Merger Agreement require that all conditions to closing be satisfied and the Merger completed by June 30, 2007. There can be no assurance that the Merger, as described herein, will be completed.

The Merger Agreement contains customary representations and warranties of the parties and pre-closing covenants related to the conduct of the business. JD Holdings has further agreed that it will not solicit any additional offers for or inquiries about itself after the execution of the Merger Agreement and prior to closing or termination of the Merger. In addition, the Merger Agreement contains a restrictive covenant relating to non-competition and non-solicitation for one year following the termination of Dahan’s service to the Company.

The description of the above-referenced Merger Agreement is qualified in its entirety by reference to the complete text of the document which will be filed as an exhibit to the Definitive Proxy Statement on Schedule 14A to be filed by the Company.

In addition, the foregoing description of the Merger Agreement and the Merger is not in any way intended to be a proxy solicitation pursuant to Rule 14a-12 under the Exchange Act. A proxy statement expressing the Company's position regarding the Merger Agreement and the Merger will be forthcoming to its stockholders in accordance with Rule 14-a(3) under the Exchange Act.

Employment Agreement

In connection with the Merger Agreement, the Company has agreed to enter into an employment agreement with Dahan to effective upon the closing of the Merger. Dahan will serve as Creative Director for the Joe’s® and Joe’s Jeans™ Brand (as defined above).

The term of employment is for 10 years. Under the employment agreement, Dahan will be entitled to a minimum annual salary of $950,000, which will be credited against the following additional annual salary calculation amounts: (1) 7% of Gross Profit up to $22,500,000; plus (2) an additional 3% of Gross Profit of any dollar amount within the next $9,000,000 of Gross Profit above $22,500,000 in Gross Profit; plus (3) an additional 2% of Gross Profit of any dollar amount within the next $9,000,000 of Gross Profit above $31,500,000 in Gross Profit; plus (4) an additional 1% of Gross Profit of any dollar amount of Gross Profit above $40,500,000 of Gross Profit. "Gross Profit" is defined as net sales of the Brand less cost of goods sold as reported in the Company’s periodic filings with the SEC.

Under the terms of the employment agreement, the Company may terminate Dahan for Cause or if he becomes Disabled. "Cause" is defined as (i) a conviction, plea of guilty or nolo contendere to a felony or a crime of moral turpitude; (ii) a material breach of any provision of the employment agreement that is not cured within 45 days of receipt of written notice of such breach; (iii) the solicitation, persuasion or attempt at persuasion for any employee, consultant, contractor, customer or potential customer to engage in an act prohibited by the employment agreement; or (iv) a violation of any of the Company’s policies in its handbook or code of ethics and such violation constitutes a breach of the Code of Ethics or warrants termination. "Disability" is defined as inability to perform his duties for 180 consecutive days or shorter periods aggregating 270 days during any 12 month period. Should the Company terminate Dahan’s employment for Cause or Disability, the Company will only be required to pay him through the date of termination. The Company may terminate Dahan’s employment without cause at any time upon two weeks notice, provided that they pay to him the present value of the minimum and additional annual salary amounts otherwise due to him for the remainder of the term of employment. Dahan may terminate his employment for Good Reason at any time within 30 days written notice. "Good Reason" is defined as (i) a material breach of the employment agreement by the Company that is not cured within 30 days of written notice; or (ii) Dahan’s decision to terminate employment at any time after 18 months following a Change in Control. A "Change in Control" is defined as (i) the sale or disposal of all or substantially all of its assets; (ii) the merger or consolidation with another company provided that the stockholders’ of the Company as a group no longer own at least 50% of the voting power of the surviving corporation; (iii) any person or entity becoming the beneficial owner of 50% or more of the combined voting power of the Company; or (iv) the approval by the Company’s stockholders to liquidate or dissolve. In the event that Dahan terminates his employment for Good Reason, then he will be entitled to the present value of the minimum and additional annual salary amounts otherwise due for the remainder of the term of employment. Further, Dahan may terminate his employment for any reason upon ten business days’ notice and only be entitled to his minimum and additional annual salary amounts on a pro rata basis as of the date of termination.

The employment agreement contains customary terms and conditions related to confidentiality of information, ownership by the Company of all intellectual property, including future designs and trademarks, alternative dispute resolution and Dahan’s duties and responsibilities to the Company and the Brand as Creative Director.

The description of the above-referenced employment agreement is qualified in its entirety by reference to the complete text of the document, which will be filed as an exhibit to the Definitive Proxy Statement on Schedule 14A to be filed by the Company.

Investor Rights Agreement

In connection with the Merger Agreement, the Company has also agreed to enter into an investor rights agreement upon the closing of the Merger. Pursuant to the investor rights agreement, the Company has agreed to register for resale, on a periodic basis at the request of Dahan, the shares of common stock eligible for resale by Dahan issued in connection with the Merger. The shares of common stock issued as merger consideration become eligible for resale beginning on the six month anniversary of the closing date of the Merger at an initial rate of 1/6 of the shares issued and every six months thereafter at the same rate until all the shares are fully released on the third anniversary of the closing date. The Company has agreed to bear all expenses associated with registering these shares for resale and has granted to Dahan certain piggyback rights with respect to future registration statements filed by the Company.

In addition, under the investor rights agreement, the Company has agreed to support the nomination and election of Dahan to the slate of nominees as a member of its Board of Directors at the next annual meeting of stockholders.

The investor rights agreement contains customary terms and conditions related to registration procedures, trading suspensions, and indemnification of the parties.

The description of the above-referenced investor rights agreement is qualified in its entirety by reference to the complete text of the document, which will be filed as an exhibit to the Definitive Proxy Statement on Schedule 14A to be filed by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovo Group Inc.

February 12, 2007	By:	/s/ Marc Crossman

Name: Marc Crossman
Title: Chief Executive Officer, President and Chief Financial Officer